Exhibit 23.3

Consent of Thompson & Knight LLP

[Letterhead of Thompson & Knight LLP]

October 20, 2005

Chaparral Steel Company

300 Ward Road

Midlothian, Texas 76065

Ladies and Gentlemen:

We consent to the references to Thompson & Knight LLP in this Registration Statement on Form S-4 of Chaparral Steel Company.

Sincerely,

/s/ Thompson & Knight LLP

Thompson & Knight LLP